Registration Statement No._____

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM S-8

   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        WALGREEN CO.
   (Exact name of registrant as specified in its charter)

        ILLINOIS                            36-1924025
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)          Identification No.)

     200 Wilmot Road                            60015
     Deerfield, Illinois                      (Zip code)
(Address of principal executive offices)


                        WALGREEN CO.
                    NONEMPLOYEE DIRECTOR
                         STOCK PLAN
                  (Full title of the plan)

 Julian A. Oettinger                    George C.McKann, Esq.
 Vice President, Secretary              Gardner, Carton & Douglas
 and General Counsel                    321 North Clark Street
 Walgreen Co.                           Quaker Tower
 200 Wilmot Road                        Chicago, Illinois  60610
 Deerfield, Illinois  60015             (312) 644-3000
 (847) 940-2500

(Name, address and telephone number, including area code, of agent for service)

               CALCULATION OF REGISTRATION FEE

_____________________________________________________________
                                              Proposed
Title of                      Amount          maximum
securities to                 to be           offering price
be registered                 registered (1)  per share (2)

Common Stock
(par value $.3125 per share)  100,000         $39.375
_____________________________________________________________
Proposed
maximum               Amount of
aggregate             registration
offering price (2)    fee

$3,937,500            $1,193.18
_____________________________________________________________
(1) Together with an indeterminable number of additional shares in order to adjust the number of shares reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to 17 C.F.R. Sec. 230.416.

(2) Estimated in accordance with Rule 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices reported in the consolidated reporting system on January 8, 1997 with respect to 100,000 shares available for grant under the Walgreen Co. Nonemployee Director Stock Plan.

                           PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The  following document, as filed with the  Securities
and   Exchange   Commission,  is  incorporated   herein   by
reference:

      (i) Annual Report of Walgreen Co. (the "Registrant") on Form 10-K for the year ended August 31, 1996.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

      The Registrant's Common Stock is registered under
Section 12 of the Exchange Act.  The Registrant also has
Preferred Share Purchase Rights which are registered under
Section 12 of the Exchange Act, and which automatically trade at this time with the Common Stock.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Provisions of the Illinois Business Corporation Act provide that the Registrant may, and in some circumstances must, indemnify the directors and officers of the Registrant against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute. Substantially similar provisions that require such indemnification are contained in the Registrant's By-Laws, which are incorporated herein by this reference. The Registrant has an insurance policy covering its directors and officers against certain personal liability, which may include liabilities under the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.
                        II-1


ITEM 8.  EXHIBITS.

          4.01 Articles of Incorporation, as amended, filed as Exhibit 3(a) to Registrant's Annual Report on Form 10-K for the year ended August 31, 1995
          (File No. 1-604), and incorporated by reference herein.

          4.02 By-Laws, as amended, filed as Exhibit 4.03 to Registrant's Form S-8 Registration Statement on July 15, 1992 (Registration No. 33-49676), and incorporated by reference herein.

          4.03 Rights Agreement dated as of July 10, 1996, between Registrant and Harris Trust and Savings
          Bank, filed as Exhibit 1. to Registration
          Statement on Form 8-A on July 11, 1996 (File
          No. 1-604), and incorporated by reference herein.

          5.01  Opinion of counsel as to legality.

          23.01 Consent of expert.

ITEM 9.  UNDERTAKINGS.

A.   INDEMNIFICATION.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6. above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B.   SUBSEQUENT EXCHANGE ACT DOCUMENTS.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                        II-2


C.   OTHER

     The undersigned Registrant hereby also undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  to include any prospectus required by
               Section 10(a)(3) of the Securities Act of
               1933;

               (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration
               Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in that post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
                        II-3


                         SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on January 8, 1997.

                        WALGREEN CO.
                        (Registrant)


                         By:  /s/ Roger L. Polark


                              Roger L. Polark
                              Senior Vice President
                              Chief Financial Officer


      Pursuant to the Requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Name and Signature           Title            Date


                             Chairman of the
/s/ Charles R. Walgreen III  Board, Chief
Charles R. Walgreen III      Executive        January 8, 1997
                             Officer and
                             Director


                         President,
/s/ L. Daniel Jorndt     Chief Operating      January 8, 1997
L. Daniel Jorndt         Officer and Director


                         Senior Vice President
/s/ Roger L. Polark      and Chief Financial
Roger L. Polark          Officer              January 8, 1997




/s/ Roger H. Clausen     Controller           January 8, 1997
Roger H. Clausen
                        II-4


Name and Signature       Title                Date


                         Director             January _, 1997
William C. Foote


/s/ James J. Howard      Director             January 8, 1997
James J. Howard


/s/ Charles D. Hunter    Director             January 8, 1997
Charles D. Hunter


/s/ Cordell Reed         Director             January 8, 1997
Cordell Reed


/s/ John B. Schwemm      Director             January 8, 1997
John B. Schwemm


/s/ William H. Springer  Director             January 8, 1997
William H. Springer


/s/ Marilou M. von Ferstel  Director          January 8, 1997
Marilou M. von Ferstel
                        II-5


                   EXHIBIT INDEX


     Exhibit No.            Description


      4.01  Articles of Incorporation, as
            amended, filed as Exhibit 3(a) to
            Registrant's Annual Report on Form 10-K
            for the year ended August 31, 1995 (File
            No. 1-604), and incorporated by
            reference herein.

      4.02  By-Laws, as  amended, filed  as
            Exhibit 4.03 to Registrant's Form S-8
            Registration Statement on July 15, 1992
            (Registration  No. 33-49676), and
            incorporated by reference herein.

      4.03  Rights Agreement dated as of July
            10, 1996, between Registrant and Harris
            Trust and Savings Bank, filed as Exhibit
            1. to Registration Statement on Form 8-A on July 11, 1996 (File No. 1-604), and
            incorporated by reference herein.

      5.01  Opinion of counsel as to legality.

     23.01  Consent of expert.